Exhibit 10(a)

THIS FIRST AMENDMENT TO THE CREDIT AGREEMENT made as of the 15th day of September, 2003.

A M O N G:

INTERTAN CANADA LTD.

As Borrower

AND

THE BANK OF NOVA SCOTIA and such other lenders as may become parties hereto

Collectively, as Lenders

AND

THE BANK OF NOVA SCOTIA,

As Administrative Agent

WHEREAS:

1. Pursuant to Credit Agreement dated as of December 17, 2002 among the parties hereto (the “Credit Agreement”), the Lenders and the Agent established certain credit facilities in favour of the Borrower; and

2. The Agent, the Lenders and the Borrower have agreed to amend certain terms and conditions of the Credit Agreement in the manner hereinafter set forth;

FOR VALUABLE CONSIDERATION, the parties hereby agree as follows:

ARTICLE I

AMENDMENT TO PROVISIONS AND SCHEDULES

1.01 Amendment to Letters of Credit Provision. Section 2.11(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(b)	Notwithstanding any other provision in this Agreement, no Letter of Credit shall be issued (or shall be renewable at the option of the beneficiary under such Letter of Credit): (i) for a term which would extend beyond the Maturity Date at such time for the Operating Credit; or (ii) in the event that the aggregate face amount of all Letters of Credit then issued would exceed: (A) $5,000,000 at any time during the Fiscal Year ending June 30, 2003; (B) $14,000,000 at any time during the Fiscal Year ending June 30, 2004; (C) $17,000,000 at any time during the Fiscal Year ending June 30, 2005; (D) $19,000,000 at any time during the Fiscal Year ending June 30, 2006; or (E) $21,000,000 at any time after June 30, 2006.”

1.02 Amendment to Lender Commitment Schedule. All references to “$15,000,000” in Column 2 of Schedule 1.1(rr) of the Credit Agreement are hereby deleted and replaced with the following:

“(a) $15,000,000 during the Fiscal Year ending June 30, 2003; (b) $15,000,000 during the Fiscal Year ending June 30, 2004; (c) $18,000,000 during the Fiscal Year ending June 30, 2005; (d) $20,000,000 during the Fiscal Year ending June 30, 2006; and (e) $22,000,000 at any time after June 30, 2006”:

ARTICLE II

CONDITIONS PRECEDENT TO EFFECTIVENESS

2.01 Conditions Precedent.

This First Amendment to the Credit Agreement shall not come into effect and the Credit Agreement shall not be amended to reflect the amendments contemplated herein until the Administrative Agent shall have received to its satisfaction:

(i)	this First Amendment to the Credit Agreement properly executed by all of the parties hereto; and

(ii)	such other documentation as the Administrative Agent and the Lenders shall reasonably require to effect the amendments contemplated in this First Amendment to the Credit Agreement.

ARTICLE III

MISCELLANEOUS

3.01 Nature of Amendments and Defined Terms. It is acknowledged and agreed that the terms of this First Amendment to the Credit Agreement are in addition to and, unless specifically provided for, shall not limit, restrict, modify, amend or release any of the understandings, agreements or covenants as set out in the Credit Agreement. The Credit Agreement shall henceforth be read and construed in conjunction with this First Amendment to the Credit Agreement and the Credit Agreement together with all of the powers, provisions, conditions, covenants and agreements contained or implied in the Credit Agreement shall be and shall continue to be in full force and effect. References to the “Credit Agreement” or the “Agreement” in the Credit Agreement or in any other document delivered in connection with, or pursuant to, the Credit Agreement, shall mean the Credit Agreement, as amended hereby. Capitalized terms utilized in this First Amendment to the Credit Agreement but not defined in this First Amendment to the Credit Agreement shall have the meanings ascribed to such terms in the Credit Agreement.

3.02 Assignment. This First Amendment to the Credit Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns but shall not be assignable by the Borrower without the prior written consent of the Agent and Lenders.

3.03 Severability. Any provision of this First Amendment to the Credit Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.04 Governing Law. This First Amendment to the Credit Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the parties hereby submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

3.05 Further Assurances. The Borrower shall from time to time and at all times hereafter, upon every reasonable request from the Agent or the Lenders, make, do, execute and deliver or cause to be made, done, executed and delivered, all such further acts, deeds and assurances and things as may be necessary in the opinion of the Agent for more effectually implementing and carrying out the true intent and meaning of this First Amendment to the Credit Agreement.

3.06 Counterparts. This First Amendment to the Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this First Amendment to the Credit Agreement.

INTERTAN CANADA LTD.

By:	/s/ Jeffrey A. Losch
Name:	Jeffrey A. Losch
Title:	Senior V.P. & Secretary

By:	c/s
Name:
Title:

THE BANK OF NOVA SCOTIA,
in its capacity as Administrative Agent

By:	/s/ Vijendra Gairola
Name:	Vijendra Gairola
Title:	Relationship Mgr.

By:
Name:
Title:

THE BANK OF NOVA SCOTIA,
in its capacity as a Lender

By:	/s/ Vijendra Gairola
Name:	Vijendra Gairola
Title:	Relationship Mgr.

By:
Name:
Title: